UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2016

NATIONAL RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue Suite 900 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 265-7348

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Craig Macnab

On September 29, 2016, National Retail Properties, Inc. (the “Company”) announced that, as the culmination of the Company’s long-term executive succession planning process, Craig Macnab, the Company’s Chief Executive Officer (the “CEO”) and Chairman of the Board of Directors (the “Board”) of the Company, and the Board mutually agreed that Mr. Macnab will retire from employment with the Company and as a member of the Board effective as of April 28, 2017 (such date, the “Effective Date”). Mr. Macnab will remain the CEO through the Effective Date and he will thereafter assist the Company with transitional and other assigned matters. In addition, Mr. Macnab will continue to serve as a member of the Board through the Effective Date.

In connection with his retirement, the Company and Mr. Macnab entered into a Retirement and Transition Agreement (the “Retirement Agreement”). The principal terms of the Retirement Agreement provide that:

•	In order to facilitate the transition, Mr. Macnab will make himself available to consult with the Company as reasonably requested by the Company from time to time for the 20-month period following the Effective Date. In consideration for the consulting services, commencing on the Effective Date, the Company will pay Mr. Macnab a monthly fee of $60,000.

•	Mr. Macnab will receive the payments and benefits associated with the Company’s decision not to renew his employment term as set forth in Section 4.4 of his Employment Agreement with the Company, dated as of December 1, 2008 (as amended on November 19, 2010).

•	In recognition of Mr. Macnab’s significant contributions and long-standing service to the Company, he will receive a special retirement bonus in an amount equal to $750,000 in a lump sum.

•	To further strengthen his alignment with shareholder interests during 2017, Mr. Macnab will receive a performance-based vesting restricted stock award in accordance with the 2017 executive compensation plan to be approved by the Board.

•	The equity awards held by Mr. Macnab as of the Effective Date will be treated as follows:

•	All of the restricted stock awards subject to only time-based vesting conditions will vest as of immediately prior to the Effective Date; and

•	The restricted stock awards subject to performance-based vesting conditions will continue to vest following the Effective Date on the same vesting terms and schedule (including attainment of applicable performance goals) with respect to the same number of shares of Company stock as set forth in the applicable award agreements.

Mr. Macnab will receive the foregoing payments and benefits provided he executes and does not revoke a release of claims in favor of the Company and he complies with non-competition, non-solicitation, non-disclosure and non-disparagement covenants described in the Retirement Agreement.

The foregoing summary of the terms and conditions of the Retirement Agreement is qualified in its entirety by reference to the full text of the Retirement Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Appointment of Julian E. (“Jay”) Whitehurst as Chief Executive Officer

On September 29, 2016, the Company also announced that the Board has appointed Jay Whitehurst, age 58, the Company’s current President and Chief Operating Officer, as Mr. Macnab’s successor. Mr. Whitehurst has served as President of the Company since May 2006 and as Chief Operating Officer of the Company since June 2004. Mr. Whitehurst will assume the position of President and CEO on the Effective Date.

Mr. Whitehurst entered into an employment agreement with the Company on December 1, 2008 (as amended on November 19, 2010, the “Original Employment Agreement”). In connection with his appointment as CEO of the Company, the Company amended and restated the terms of the Original Employment Agreement (the “Amended Employment Agreement”), which agreement will become effective on the Effective Date. The Amended Employment Agreement has an initial term expiring on April 30, 2020, subject to automatic renewals for successive two-year periods (unless the Amended Employment Agreement is terminated in accordance with its terms or either party provides the other with notice of non-renewal at least 60 days prior to the expiration of the then-applicable term).

The terms of the Amended Employment Agreement are substantially similar to the Original Employment Agreement, with the following key differences:

•	Mr. Whitehurst will be entitled to receive an annual base salary of $700,000.

•	Under the Original Agreement, Mr. Whitehurst was entitled to receive a tax gross-up payment under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Golden Parachute Provisions”). The tax gross-up payment was eliminated in the Amended Employment Agreement and replaced with a provision providing that, if the payments and benefits under the Amended Employment Agreement (together with any other payments and benefits that Mr. Whitehurst may receive) would trigger the excise tax under the Golden Parachute Provisions, then the payments and benefits would be either paid in full (with no excise tax gross-up payment) or reduced to the level that the payments and benefits would not trigger the excise tax, whichever results in the greatest amount of after-tax benefits to Mr. Whitehurst.

•	The multiplier used to calculate the amount of base salary continuation Mr. Whitehurst will receive on a termination of his employment due to non-renewal of the employment term was fixed at 100% regardless of when his employment is terminated (under the Original Employment Agreement, the multiplier was 200% during the initial term and 100% thereafter).

•	The multiplier used to calculate the amount of cash severance that Mr. Whitehurst will receive in connection with a termination of his employment by the Company without “cause” or by him for “good reason” (as such terms are defined in the Amended Employment Agreement) was increased from 250% to 300%.

•	A provision for payments and benefits on a retirement from employment was included pursuant to which Mr. Whitehurst will receive a prorated annual bonus based on attainment of the Company’s actual performance, healthcare continuation coverage for one year after retirement and accelerated vesting of his time-based vesting restricted stock awards.

The foregoing summary of the terms and conditions of the Amended Employment Agreement is qualified in its entirety by reference to the full text of the Amended Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

The terms of Mr. Macnab’s retirement and Mr. Whitehurst’s promotion are not expected to have any effect on the Company’s earnings in fiscal year 2016.

Appointment of Robert C. Legler as Chairman of the Board

The Board has appointed Robert C. Legler, who currently serves as the Lead Independent Director, to serve as Chairman of the Board effective as of the Effective Date.

A copy of the press release announcing these events is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1 Retirement and Transition Agreement, dated as of September 29, 2016, between the Company and Craig Macnab.

Exhibit 10.2 Amended and Restated Employment Agreement, dated as of September 29, 2016, between the Company and Julian Whitehurst.

Exhibit 99.1 Press Release, dated September 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Kevin B. Habicht
Name:	Kevin B. Habicht
Title:	Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer

Date: September 30, 2016

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